NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

     NUMBER                                                          SHARES




                                                                CUSIP NO.
                               ATM FINANCIAL CORP.

                    AUTHORIZED COMMON STOCK:  100,000,000 SHARES
                                PAR VALUE $.0001

THIS CERTIFIES THAT




Is The Record Holder Of




                  Shares of ATM FINANCIAL CORP. Common Stock transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:



     /s/Viktoria Vynnyk        ATM FINANCIAL CORP.        /s/Arthur Davis
     Secretary                   CORPORATE SEAL           President
                                     NEVADA